As filed with the Securities and Exchange Commission on July 10 , 2002
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          MedSource Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                    Delaware                                      52-2094496
(State or other jurisdiction of incorporation or              (I.R.S. Employer
                  organization)                              Identification No.)
          110 Cheshire Lane, Suite 100
             Minneapolis, Minnesota                                55305
    (Address of Principal Executive Offices)                     (Zip Code)

                                 1999 Stock Plan
                           1998 ACT Medical Stock Plan
                        2001 Employee Stock Purchase Plan
                            (Full title of the plans)

                               Richard J. Effress
         Chairman of the Board of Directors and Chief Executive Officer
                          MedSource Technologies, Inc.
                          110 Cheshire Lane, Suite 100
                              Minneapolis, MN 55305
                     (Name and address of agent for service)
                                 (952) 807-1234
          (Telephone number, including area code, of agent for service)

                                   Copies to:


              Joseph J. Caffarelli                                    Edward R. Mandell
Senior Vice President and Chief Financial Officer           Jenkens & Gilchrist Parker Chapin LLP
          MedSource Technologies, Inc.                               405 Lexington Avenue
          110 Cheshire Lane, Suite 100                                New York, NY 10174
              Minneapolis, MN 55305                             Telephone No.: (212) 704-6000
          Telephone No.: (952) 807-1234                         Telecopier No.: (212) 704-6288
         Telecopier No.: (952) 807-1235


          Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


======================================================================================================================
                                                   Proposed Maximum
   Title of Each Class of         Amount to         Offering Price       Proposed Maximum               Amount of
Securities to be Registered    be Registered(1)       per Share       Aggregate Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------------
                                                   1999 Stock Plan
----------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01
   per share................     3,019,717                16.42(2)          $49,583,753               $4,562
----------------------------------------------------------------------------------------------------------------------
Common stock................     1,389,575                11.76(3)           16,341,402                1,504
----------------------------------------------------------------------------------------------------------------------
                                             1998 ACT Medical Stock Plan
----------------------------------------------------------------------------------------------------------------------
Common stock................       210,669                 7.55(2)            1,590,550                  147
----------------------------------------------------------------------------------------------------------------------
                                          2001 Employee Stock Purchase Plan
----------------------------------------------------------------------------------------------------------------------
Common stock................       500,000                11.76(3)            5,880,000                  541
======================================================================================================================
   Total....................     5,119,961                                  $73,395,905               $6,754
======================================================================================================================


(1) This registration statement shall also cover any additional shares of common stock that become issuable under the 1999 Stock Plan, the 1998 ACT Medical Stock Plan and the 2001 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of registrant's common stock.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), on the basis of the weighted average price per share at which awards have been made under the registrant's 1999 Stock Plan and the 1998 ACT Medical Stock Plan described herein.
(3) Calculated pursuant to Rule 457(c) and (h) based on the last sale of the registrant's common stock on the Nasdaq National Market on July 8, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents heretofore filed by MedSource Technologies, Inc. with the Securities and Exchange Commission are incorporated herein by reference:

          (i) the registrant's Quarterly Report on Form 10-Q (File No. 000-49702) for the quarter ended March 30, 2002 filed with the SEC on May 15, 2002;

          (ii) the registrant's Registration Statement on Form S-1 (Registration No. 333-76842) filed with the SEC on January 16, 2002, together with the amendments thereto filed with the SEC on February 20, 2002, March 8, 2002, March 20, 2002 and March 26, 2002;

          (ii) the registrant's Registration Statement on Form S-1 (Registration No. 333-84978) filed with the SEC on March 27, 2002 pursuant to Rule 462(b) under the Securities Act of 1933;

          (iii) the registrant's prospectus filed with the SEC on March 28, 2002 pursuant to Rule 424(b) under the Securities Act of 1933 in connection with the Registration Statement on Form S-1 (Registration No. 333-76842) in which there is set forth the audited financial statements for the registrant's fiscal year ended June 30, 2001; and

          (iv) the registrant's registration statement on Form 8-A filed with the SEC on March 22, 2002 (File No. 000-49702), including any amendment or report filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the registrant's outstanding common stock.

          All documents subsequently filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of Delaware provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

          Article V of the registrant's certificate of incorporation (Exhibit 4.1) provides that the registrant shall indemnify directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

          Article V of the registrant's amended and restated bylaws (Exhibit 4.2) provides that any director or officer who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, or administrative action, suit, or proceeding and any appeal therein and any inquiry or investigation in connection therewith or which could lead thereto shall be indemnified to the fullest extent permitted by the laws of the state of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said laws permitted prior to such amendment).

          The registrant maintains directors and officers liability insurance policies with Genesis Insurance Company and certain excess carriers. The policies insure the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts. The policies provide a combined limit of liability of $20.0 million per policy year for both directors' and officers' liability coverage at an annual premium of $585,000.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

  Exhibit
  Number   Description
  ------   -----------

     4.1   Restated certificate of incorporation of the registrant (filed as
           Exhibit 3.1 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)
     4.2 Amended and restated by-laws of the registrant (filed as Exhibit 3.2 to the registrant (filed as Exhibit 3.1 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)
     5.1 Opinion and consent of Jenkens & Gilchrist Parker Chapin LLP, counsel to the registrant, as to the legality of the securities being offered
    23.1   Consent of Ernst & Young LLP
    23.2   Consent of Bertram, Vallez, Kaplan & Talbot, Ltd.
    23.3   Consent of James F. Yochum, CPA
    23.4   Consent of PricewaterhouseCoopers LLP
    23.5   Consent of Grant Thornton LLP
    23.6 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in Exhibit 5.1)
    24.1   Power of Attorney (see Page II-5 of this Registration Statement)
    99.1 1999 Stock Plan of the Registrant (filed as Exhibit 10.11 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)

    99.2 1998 Act Medical Stock Plan (filed as Exhibit 10.14 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)
    99.3   2001 Employee Stock Purchase Plan of the Registrant (filed as Exhibit
           10.15 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)

Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on this 10th day of July, 2002.

                                        MEDSOURCE TECHNOLOGIES, INC.

                                        By:/s/ Richard J. Effress
                                           -------------------------------------
                                               Richard J. Effress
                                               Chairman

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Richard J. Effress and Joseph J. Caffarelli, and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                           Title                            Date
---------                                           -----                            ----

/s/ Richard J. Effress
---------------------------
Richard J. Effress                 Chairman of the Board of Directors and            July 10, 2002
                                   Chief Executive Officer (principal
                                   executive officer)

/s/ Joseph J. Caffarelli           Senior Vice President and Chief Financial
---------------------------        Officer (principal financial officer and
Joseph J. Caffarelli               principal accounting officer)                     July 10, 2002


/s/ Joseph Ciffolillo
---------------------------
Joseph Ciffolillo                  Director                                          July 10, 2002


/s/ John Galiardo
---------------------------
John Galiardo                      Director                                          July 10, 2002


/s/ Wayne Kelly
---------------------------
Wayne Kelly                        Director                                          July 10, 2002


/s/ William J. Kidd
---------------------------
William J. Kidd                    Director                                          July 10, 2002


/s/ T. Michael Long
---------------------------
T. Michael Long                    Director                                          July 10, 2002


/s/ Ross Manire
---------------------------
Ross Manire                        Director                                          July 10, 2002


/s/ Carl Sloane
---------------------------
Carl Sloane                        Director                                          July 10, 2002


                                  EXHIBIT INDEX

  Exhibit
  Number   Description
  ------   -----------

     4.1   Restated certificate of incorporation of the registrant (filed as
           Exhibit 3.1 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)
     4.2 Amended and restated by-laws of the registrant (filed as Exhibit 3.2 to the registrant (filed as Exhibit 3.1 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)
     5.1 Opinion and consent of Jenkens & Gilchrist Parker Chapin LLP, counsel to the registrant, as to the legality of the securities being offered
    23.1   Consent of Ernst & Young LLP
    23.2   Consent of Bertram, Vallez, Kaplan & Talbot, Ltd.
    23.3   Consent of James F. Yochum, CPA
    23.4   Consent of PricewaterhouseCoopers LLP
    23.5   Consent of Grant Thornton LLP
    23.6 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in Exhibit 5.1)
    24.1   Power of Attorney (see Page II-5 of this Registration Statement)
    99.1 1999 Stock Plan of the Registrant (filed as Exhibit 10.11 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)
    99.2 1998 Act Medical Stock Plan (filed as Exhibit 10.14 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)
    99.3   2001 Employee Stock Purchase Plan of the Registrant (filed as Exhibit
           10.15 to the registrant's registration statement on Form S-1 (Registration No. 333-76842) and incorporated herein by reference)